United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TITAN HOLDING GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

27-3079741

 (I.R.S. Employer Identification No.)

531 Airport North Office Park

 Fort Wayne, Indiana 46825

 (Address of principal executive offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [x]

Securities Act registration statement file number to which this form relates:  No:  333-168920

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $.0000001

Item 1.  Description of Registrant’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-168920) as filed with the Securities and Exchange Commission on August 18, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, and is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit Number and Description

3.1

Amended Articles of Incorporation (1)

3.2

Bylaws (2)

10.1

Kistler Demand Note (3)

10.2

Sales Representative Agreement (4)

14

Code of Ethics (5)

(1),(2),(5)  Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-168920) on August 18, 2010.  Such exhibits are incorporated by reference pursuant to Rule 12b-32.

(3),(4) Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-168920) on January 10, 2011.  Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 24th day of January 2011.

TITAN HOLDING GROUP, INC.

By:  /s/ Brian Kistler

BRIAN KISTLER

Principal Executive Officer, Principal Accounting Officer,

Chief Financial Officer, Secretary, Chairman of the Board of Directors

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